Exhibit 32.1

Certification Pursuant To Section 906
of the Sarbanes-Oxley Act of 2002

We hereby certify that the accompanying Quarterly Report of Quanex Corporation on Form 10-Q for the quarter ended April 30, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Report fairly presents, in all material respects, the financial condition and results of operations of Quanex Corporation.

June 2, 2006

/s/ Raymond A. Jean	/s/ Brent L. Korb
Raymond A. Jean	Brent L. Korb
Chairman of the Board, President and Chief Executive Officer	Vice President—Corporate Controller (Principal Accounting Officer and acting Principal Financial Officer)